Exhibit h (ii)

Transfer Agency Agreement

AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

THIS AGREEMENT amended and restated as of this 1st day of May, 2012, by and between USAA TRANSFER AGENCY COMPANY, dba USAA Shareholder Account Services, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (“SAS”), and USAA MUTUAL FUNDS TRUST, (formerly known as USAA State Tax Free Trust) a statutory trust organized under the laws of the State of Delaware, and having a place of business in San Antonio, Texas (the “Trust”).

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”) with authorized and issued shares of capital stock (the “Shares”); and

WHEREAS, the Trust is authorized to issue Shares in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers Shares in each of the series identified in Schedule A hereto (the “Existing Funds”) (such series together with all other series subsequently established by the Trust with respect to which the Trust desires to retain SAS to render transfer agent and dividend disbursement agent services hereunder and SAS is willing to do so, being herein individually referred to as a “Fund” and collectively the “Funds”); and

WHEREAS, Shares of each Fund may be subdivided into classes (each a “Class”) as provided in Rule 18f-3 under the 1940 Act; and

WHEREAS, the Trust and SAS entered into a Transfer Agency Agreement dated November 13, 2002 as amended on April 30, 2010 and as subsequently amended pursuant to Section 1(b) of the agreement (the “Prior Agreement”) which provided for the Trust to retain SAS to serve as transfer agent and dividend disbursing agent for the Funds; and

WHEREAS, upon the execution of this Agreement, this Agreement will amend, restate and supersede the Prior Agreement;

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto to amend and restate the Agreement as follows:

1.     APPOINTMENT OF SAS.

(a)                        Existing Funds.  The Trust hereby appoints SAS to act as transfer agent and dividend disbursing agent for the Existing Funds for the period and on the terms herein set forth.  SAS accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b)                        Additional Funds.  In the event that the Trust desires to retain SAS to render transfer agent and dividend disbursement agent services hereunder with respect to any Fund other than an Existing Fund, it shall so notify SAS in writing.  If SAS is willing to render such services it shall notify the Trust in writing, whereupon the Trust shall appoint SAS to act as transfer agent and dividend disbursement agent for such Fund for the period and on the terms herein set forth, and SAS shall accept such appointment and agree to render the services herein set forth for the compensation herein provided.

2.     SCOPE OF APPOINTMENT.

SAS shall serve as the transfer agent and dividend disbursing agent for the Trust, and shall perform the following services to the Trust (as described in greater detail in Schedule B attached hereto):

(a)        Process Orders to Purchase or Transfer Shares.  Provide services as transfer agent for the Trust for processing orders for the purchase of Shares, including the recording of issues of Shares of the Trust and registering the transfer of such Shares.

(b)        Receive Funds.  Receive funds in the form of checks, wire transfers, electronic ACH, or other order drawn or endorsed to it as transfer agent for the Trust or otherwise identified as being for the account of the Trust.

(c)        Process Share Redemptions.  Process all requests for redemptions or repurchase of Shares, and, if necessary, receive and stamp with the date of receipt all certificates delivered to it for redemption or repurchase.

(d)        Distribute Dividends and Capital Gains.  Prepare and mail or credit income and capital gain payments to shareholders, in accordance with the provisions of the Trust's Master Trust Agreement and then current prospectus.

(e)        Deliver Reports to Shareholders.  Deliver to shareholders, at such times and in the manner requested by the Trust, shareholder reports, prospectuses and statements of shareholder accounts.

(f)        Process Withdrawal Orders.  Process withdrawal orders in accordance with the terms of any withdrawal plans instituted by the Trust and duly executed by shareholders.

(g)        Prepare Tax Returns.  Prepare, file with the Internal Revenue Service and with the appropriate State agencies, and, if required, mail to shareholders such returns for reporting dividends and distributions paid as are required to be so filed and mailed, and withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations, or as may be requested by the Trust to enable shareholders to comply with applicable tax requirements.

(h)       Countersign Certificates.  As applicable and if requested by the Trust, countersign and mail by first class mail, a share certificate to a shareholder at the shareholder’s address as set forth on the transfer books of the Trust.

(i)       Correspondence.  Answer correspondence from shareholders relating to their Share accounts and such other correspondence as may from time to time be mutually agreed upon.

(j)       Proxies.  Mail such proxy cards and other material supplied to it by the Trust in connection with shareholder meetings of the Trust and shall receive, examine and tabulate returned proxies and certify the vote of the Trust.

(k)      Other Services.  Provide such other services as the parties may from time to time agree in writing.

3.     FEES.

The Trust shall pay SAS for the services to be provided by SAS under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto.  Fees for any additional services to be provided by SAS shall be subject to mutual agreement at the time such amendment to this Agreement is proposed.

4.     REIMBURSEMENT OF EXPENSES.

In addition to paying SAS the annual maintenance charges set forth in Schedule C hereto, the Trust agrees to reimburse SAS for all reasonable out-of-pocket expenses, charges, and other disbursements incurred by SAS in connection with the performance of services under this Agreement, including, but not limited to, the following:

(a)  Forms.  The cost of any and all forms, computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material which shall be required by SAS for the performance of the services provided hereunder.

(b)  Delivery Charges.  The cost of all postage, couriers, express delivery services, freight charges and other delivery and bonding charges incurred in delivering materials to and receiving materials from the Trust and its shareholders, including all shareholder reports, prospectuses, statements of shareholder accounts and tax filings.

(c)  Communication Charges.  The cost of all direct telephone, telephone transmission, telecopy, internet, or other electronic transmission expenses (e.g., voice response systems) incurred in communicating with shareholders of the Trust, including the costs of developing, maintaining and making available to shareholders systems that will permit shareholders to effect transactions by telephone or electronic means.

(d)  Maintenance of Shareholder Records.  The cost of maintaining all records of shareholder accounts, including, but not limited to, expenses relating to electronic imaging, microfilm and microfiche.

(e)  Electronic Shareholder Information Systems.  The cost of developing, maintaining and making available to shareholders systems that will permit shareholders to access shareholder reports, prospectuses and statements of shareholder account via the internet or other electronic means.

(f)      Tax Reporting Services.  The costs of developing and maintaining systems and services for withholding sums required to be withheld under applicable federal and state income tax laws, rules and regulations, or as may be requested by the Trust to enable shareholders to comply with applicable tax requirements.

(g)  Counsel Fees.  Reimbursement for all counsel fees incurred by SAS in connection with the performance of its duties under this Agreement, unless such fees are incurred on a matter involving SAS's willful misconduct or gross negligence.

(h)  Cash and Asset Management Services.  Reimbursement of all expenses incurred by SAS in connection with cash and asset management services arrangements.

5.      DOCUMENTS.

In connection with the appointment of SAS as transfer agent, the Trust shall file with SAS the following documents:

(a)	Certified copies of the Master Trust Agreement of the Trust and all amendments thereto;

(b)	A copy of the resolution of the Board of Trustees of the Trust authorizing this Agreement;

(c)	Specimens of all forms of outstanding and new share certificates in the forms approved by the Board of Trustees of the Trust with a certificate of the Secretary of the Trust as to such approval.

(d)	All account application forms and other documents relating to record holders' accounts;

(e)
A certified list of record holders of the Trust with the name, address and tax identification number of each record holder, the number of Shares held by each record holder, certificate numbers and denominations (if any have been issued), the plan account number of each record holder having a plan, lists of any accounts against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Trust.

(f)
An opinion of counsel for the Trust with respect to the validity of the Shares, the number of Shares authorized, the status of redeemed Shares and the number of Shares with respect to which a Registration Statement has been filed and is in effect.

6.        FURTHER DOCUMENTATION.

The Trust shall also furnish from time to time the following documents:

(a)	Each resolution of the Board of Trustees of the Trust authorizing the original issue of its Shares;

(b)	Each Registration Statement filed with the Securities and Exchange Commission and amendments thereof and orders relating thereto in effect with respect to the sale of the Shares of the Trust;

(c)	A certified copy of each amendment to the Master Trust Agreement of the Trust;

(d)	Certified copies of each vote of the Board of Trustees authorizing officers to give instructions to the transfer agent;

(e)	Specimens of all new share certificates accompanied by the Board of Trustees' resolutions approving such forms;

(f)	Such other certificates, documents or opinions which SAS may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

7.        SHARE CERTIFICATES.

To the extent that the Trust wishes to issue share certificates, the Trust shall supply SAS with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of SAS.  Such blank share certificates shall be properly signed, manually or by facsimile, if authorized by the Trust, and shall bear the Trust seal or facsimile thereof; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, SAS may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

8. NOTICE OF DISTRIBUTION.

The Trust shall promptly inform SAS of the declaration of any dividend or distribution on account of its Shares.

9.      BOOKS AND RECORDS.

SAS shall maintain records showing for each investor's account the following:

(a)	Names, addresses and tax identifying numbers;
(b)	Number of Shares held;
(c)	Historical information regarding the account of each shareholder, including dividends paid and date and price for all transactions;

(d)	Any stop or restraining order placed against the account;
(e)	Information with respect to withholdings in the case of a foreign account;
(f)	Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;
(g)	Certificate numbers and denominations for any shareholder holding certificates;
(h)	Any information required in order for SAS to perform the calculations contemplated or required by this Agreement.

SAS shall preserve any such records required to be maintained by Rule 31a-1 under the 1940 Act in the manner and for the periods prescribed in Rule 31a-2 under the 1940 Act.  Such record retention shall be at the expense of the Trust and records may be inspected by the Trust at reasonable times.  SAS, may at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in SAS files, records and documents created and maintained by SAS pursuant to this Agreement, which are no longer needed by SAS in performance of its services or for its protection.  If not so turned over to the Trust, such records and documents will be retained by SAS for six years from the year of creation, during the first two of which such documents will be in readily accessible form.  At the end of the six year period, such records and documents will either be turned over to the Trust, or destroyed in accordance with the Trust's authorization.

10.       INFORMATION TO BE FURNISHED TO TRUST.

SAS shall furnish to the Trust periodically as agreed upon the following information:

(a)	A copy of the daily transaction register;
(b)	Dividend and reinvestment amounts;
(c)	The total number of Shares distributed in each state for “blue sky” purposes as determined according to instructions delivered from time to time by the Trust to SAS.
(d)	Shareholder lists and statistical information as may be agreed upon from time to time.

11. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

The Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust for complying with all applicable requirements of the Securities Act of 1933, as amended, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.  Except as specifically agreed in writing between SAS and the Trust, SAS shall have no obligation, when crediting Shares or countersigning and issuing certificates for Shares, if any, to take cognizance of any other laws relating to the issue and sale of such Shares.

12. REFERENCES TO SAS.

The Trust shall not circulate any printed matter which contains any reference to SAS without the prior written approval of SAS, excepting solely such printed matter as merely identifies SAS as transfer agent and dividend disbursing agent for the Trust and plan agent for the shareholders of the Trust.  The Trust shall submit printed matter requiring approval to SAS in draft form, allowing sufficient time for review by SAS and its counsel prior to any deadline for printing.

13. FORCE MAJEURE.

SAS shall not be liable for loss of data, occurring by reason of circumstance beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, acts of terrorism, riots, or failure of transportation, communication or power supply.  SAS shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from uncontrollable events, and if such damage, loss of data, delays or errors occur, SAS shall use its best efforts to mitigate the effects of such occurrence.

14. STANDARD OF CARE.

SAS shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by its gross negligence, bad faith or willful misconduct or that of its employees.

15. INDEMNIFICATION.

The Trust shall indemnify and hold SAS harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with its acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or the functions of transfer and dividend disbursing agent and plan agent, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized officer of the Trust, or upon any information, data, records or documents provided SAS or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of SAS in cases of its own willful misconduct or gross negligence, and further provided, that prior to confessing any claim against it which may be the subject of this indemnification, SAS shall give the Trust reasonable opportunity to defend against said claim in its own name or in the name of SAS.

16. FURTHER ACTIONS.

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

17.       DURATION AND TERMINATION OF THIS AGREEMENT.

(a)  Duration.  This Agreement shall become effective as of the date first set forth above and unless terminated shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved in accordance with applicable laws and regulations.

(b)        Termination.  This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by SAS on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate upon its assignment by SAS.

18.      AMENDMENT.

This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto.

19.      USE OF THIRD PARTY SERVICES.

SAS may, from time to time, and without the prior consent of the Trust, enter into arrangements with one or more third parties (each an “Agent”) to perform on its behalf a portion or all of the functions under this Agreement for the Trust.  In no event shall the amount charged to the Trust exceed the amount set forth on Schedule A for each series, as applicable. SAS shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such Agents, provided that SAS acts in good faith and with reasonable care in the selection and retention of such Agents.

SAS may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any SAS affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.

20.      TRUST DISCLAIMER.

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust.  The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Master Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

USAA MUTUAL FUNDS TRUST                                                                           USAA TRANSFER AGENCYCOMPANY

By:_/s/ Daniel S. McNamara___                                                                           By:__/s/ Terir L. Luensmann_________________________
     Name:  Daniel S. McNamara                                                                                                Name:    Terri L. Luensmann
     Title:    President                                                                                                                    Title:      Vice President

SCHEDULE A
TO THE TRANSFER AGENCY AGREEMENT

FUNDS

Aggressive Growth Fund
Shares
Institutional Shares
Balanced Strategy Fund (as of June 4. 2012 the Cornerstone Moderate Fund)
Capital Growth Fund
California Bond Fund
Shares
Adviser Shares
California Money Market Fund
Cornerstone Aggressive Fund
Cornerstone Conservative Fund
Cornerstone Equity Fund
Cornerstone Moderately Conservative Fund
Cornerstone Strategy Fund (as of June 4. 2012 the Cornerstone Moderately Aggressive Fund)
Emerging Markets Fund
Shares
Institutional Shares
Adviser Shares
Extended Market Index Fund
First Start Growth Fund
Global Opportunities Fund
Government Securities Fund
Shares
Adviser Shares
Growth & Income Fund
Shares
Adviser Shares
Growth and Tax Strategy Fund
Growth Fund
Shares
Institutional Shares
High Income Fund
Shares
Institutional Shares
Adviser Shares
Income Fund
Shares
Institutional Shares
Adviser Shares

Income Stock Fund
Shares
Institutional Shares
Intermediate-Term Bond Fund
Shares
Institutional Shares
Adviser Shares
International Fund
Shares
Institutional Shares
Adviser Shares
Managed Allocation Fund
Money Market Fund
Nasdaq-100 Index Fund
New York Bond Fund
Shares
Adviser Shares
New York Money Market Fund
Precious Metals and Minerals Fund
Shares
Institutional Shares
Adviser Shares
Real Return Fund
Shares
Institutional Shares
S&P 500 Index Fund
Member Shares
Reward Shares
Science & Technology Fund
Shares
Adviser Shares
Short-Term Bond Fund
Shares
Institutional Shares
Adviser Shares
Small Cap Stock Fund
Shares
Institutional Shares
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Tax Exempt Intermediate-Term Fund
Shares
Adviser Shares

Tax Exempt Long-Term Fund
Shares
Adviser Shares
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund
Shares
Adviser Shares
Treasury Money Market Trust
Total Return Strategy Fund
Ultra Short-Term Bond Fund
Value Fund
Shares
Institutional Shares
Adviser Shares
Virginia Bond Fund
Shares
Adviser Shares
Virginia Money Market Fund
World Growth Fund
Shares
Adviser Shares

SCHEDULE B
TO THE TRANSFER AGENCY AGREEMENT

TRANSFER AGENCY SERVICES

Process Orders to Purchase or Transfer Shares
1.	Process shareholder purchase and redemption orders.
2.	Withhold applicable taxes.
3.	Set up account information, including address, dividend options, taxpayer identification numbers, wire and/or ACH instructions, systematic purchase, and systematic redemption instructions.
4.	Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended.
5.	Issue periodic statements for shareholders.
6.	Process transfers.
7.	Process exchanges.
8.	Maintain records relating to “as of” transactions, and ensure compliance with the Trust’s policies and procedures regarding such transactions.
9.	Maintain all shareholder records for each account in the Trust.
10.	Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.
11.	Record shareholder account information changes.
12.	Maintain account documentation files for each shareholder.
13.	Annually purge accounts per mutually agreed upon schedule.

Receive Funds
1.	Receive funds drawn or endorsed to it as Transfer Agent for the Trust, or otherwise designated as being for the account of the Trust.
2.
Stamp the check or other order with the date of receipt, process the same for collection, and compute the number of Shares to be purchased according to the price of Shares in effect for such purchases as set forth in the Trust's then current Prospectus..

3.	Deposit the net amount due the Trust in the bank account of the Trust maintained by the Trust’s bank.
4.	On a daily basis, notify the Trust’s custodian bank (the “Custodian”) of the total amount deposited.
5.	Instruct the Trust’s Custodian to transfer funds from Fund accounts, as required by shareholder transactions.
6.	Maintain share balances for each Fund and reconcile such balances with records of the Trust’s Fund Accountant.
7.	Distribute redemption proceeds to Fund shareholders.
8.	Reconcile Fund DDA accounts and take appropriate corrective measures.
9.
In the event that any check or other order for the payment of money is returned unpaid for any reason, give prompt notification to the Trust of the nonpayment of said check.  In the absence of other instructions from the Trust, take such steps as may be necessary to cancel promptly any Shares purchased on the basis of such returned check and shall cancel accumulated dividends for such account, which are due to that specific purchase.

Process Share Redemptions
1.	Receive and process all requests for redemptions or repurchase of Shares.
2.	Process exchanges.
3.	Notify the Trust of the total number of Shares covered by such requests.
4.	Direct the payment of the applicable redemption or repurchase price from cash available in the bank account maintained by the Trust’s bank.
5.	Promptly notify shareholders of any noncompliance with Trust standards for redemption approval, and assist such shareholders in complying with applicable standards.
6.	Withhold applicable taxes.

Distribute Dividends and Capital Gains
1.	Process dividend payments, including the purchase of new shares, through dividend reimbursement.
2.	Prepare and mail or credit income and capital gain payments to shareholders.
3.	On or before the payment date of any dividend or distribution, notify the Trust’s bank of the estimated amount required to pay any portion of said dividend or distribution which is payable in cash.
4.	Make appropriate credits to shareholder accounts, where required.
5.	Withhold applicable taxes.

Delivery of Shareholder Reports
1.
Design, implement and maintain the Trust’s Internet web site and telephonic voice response system for use by the Trust’s existing shareholders (it being understood that the Trust’s Distributor retains sole responsibility with respect to the design, implementation and maintenance of those features of the web site that are used for marketing the shares of the Trust to prospective shareholders.)

2.	Provide systems by which the Trust’s shareholders may effect transactions by telephonic or electronic means.
3.	Make information available to shareholders regarding transaction history, including trade date, share price, current holdings, yields, and dividend information.

SCHEDULE C

TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges - The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence.  The fee is billable on a monthly basis at the rate of 1/12 of the annual fee.  SAS will charge for each open and funded account as appropriate in the business judgment of SAS from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund	$23.00
Balanced Strategy Fund	$23.00
Capital Growth Fund	$23.00
California Bond Fund	$25.50
California Money Market Fund	$25.50
Cornerstone Aggressive Fund	$23.00
Cornerstone Conservative Fund	$0.00
Cornerstone Equity Fund	$0.00
Cornerstone Moderately Conservative Fund	$23.00
Cornerstone Strategy Fund	$23.00
Emerging Markets Fund	$23.00
Extended Market Index Fund	$23.00
First Start Growth Fund	$23.00
Government Securities Fund	$25.50
Growth & Income Fund	$23.00
Growth and Tax Strategy Fund	$25.50
Growth Fund	$23.00
High Income Fund	$25.50
Income Stock Fund	$23.00
Income Fund	$25.50
Intermediate-Term Bond Fund	$25.50
International Fund	$23.00
Money Market Fund	$25.50
Nasdaq-100 Index Fund	$23.00
New York Bond Fund	$25.50
New York Money Market Fund	$25.50
Precious Metals and Minerals Fund	$23.00
Real Return Fund	$23.00
S&P 500 Index Fund	$20.00
Science & Technology Fund	$23.00
Short-Term Bond Fund	$25.50
Small Cap Stock Fund	$23.00
Tax Exempt Intermediate-Term Fund	$25.50
Tax Exempt Long-Term Fund	$25.50

Tax-Exempt Money Market Fund	$25.50
Tax-Exempt Short-Term Fund	$25.50
Treasury Money Market Trust	$25.50
Total Return Strategy Fund	$23.00
Ultra Short-Term Bond Fund	$25.50
Value Fund	$23.00
Virginia Bond Fund	$25.50
Virginia Money Market Fund	$25.50
World Growth Fund	$23.00

Annual Transfer Agency Fee - The annual fee for the following Funds includes the processing of all transactions and correspondence.  The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund – Institutional Shares	0.10%
Emerging Markets Fund – Institutional Shares	0.10%
Global Opportunities Fund	0.10%
Growth Fund – Institutional Shares	0.10%
High Income Fund – Institutional Shares	0.10%
Income Fund – Institutional Shares	0.10%
Income Stock Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
International Fund – Institutional Shares	0.10%
Managed Allocation Fund	0.10%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
Real Return Fund – Institutional Shares	0.10%
Short-Term Bond Fund – Institutional Shares	0.10%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Value Fund – Institutional Shares	0.10%

Exhibit h (xviii)

Amendment to Administration and Servicing Agreement

Letter Amendment to the
Administration and Servicing Agreement

USAA Asset Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to paragraph 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company as transferred to USAA Asset Management Company (AMCO) (the Administrator), please be advised that the Trust and the Administrator desire to amend the applicable fees for administration and shareholder servicing services under the Administration and Servicing Agreement to the following funds stated below:

USAA Extended Market Index Fund	0.25%
USAA Nasdaq-100 Index Fund	0.15%

In addition, revised Exhibit A to the Administration and Servicing Agreement reflecting the addition of amended fees for the funds listed above is attached hereto as Exhibit A and is hereby approved.

Please state below whether you are willing to render such services at the fees stated above.

                                                                                                                                                   USAA MUTUAL FUNDS TRUST

Attest: _/s/ Adym Rygmyr__________                                                                      By:  _/s/ Daniel S. McNamara _______________
           Adym Rygmyr                                                                                                                 Daniel S. McNamara
           Secretary                                                                                                                           President

Dated: As of May 1, 2012

We are willing to render services to the Extended Market Index and the Nasdaq-100 Funds at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

                                                                                                                                                    USAA ASSET MANAGEMENT COMPANY

Attest: _/s/ Adym Rygmyr_______                                                                            By:  __/s/ Kevin Craft________________________
Adym Rygmyr                                                                                                                   Kevin Craft
Secretary                                                                                                                           Vice President

Dated:  As of May 1, 2012

EXHIBIT A - LISTING OF FUNDS AND FEES
Aggressive Growth Fund	0.25%
Aggressive Growth Fund – Institutional Shares	0.10%
Capital Growth Fund	0.15%
California Bond Fund	0.15%
California Money Market Fund	0.10%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Balanced Strategy Fund	0.15%
(as of June 8, 2012 - Cornerstone Moderate Fund)
Cornerstone Strategy Fund	0.15%
(as of June 8, 2012 – Cornerstone Moderately Aggressive Fund)
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Extended Market Index Fund	0.25%*
First Start Growth Fund	0.15%
Global Opportunities Fund	0.05%
Government Securities Fund	0.15%
Growth & Income Fund	0.15%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund – Institutional Shares	0.10%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.10%
Income Fund	0.15%
Income Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
International Fund	0.15%
International Fund – Institutional Shares	0.10%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-100 Index Fund	0.15%
New York Bond Fund	0.15%
New York Money Market Fund	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
Real Return Fund	0.15%
Real Return Fund – Institutional Shares	0.10%
S&P 500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Small Cap Stock	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%

Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Total Return Strategy Fund	0.15%
Ultra Short-Term Bond Fund	0.15%
Value Fund	0.15%
Value Fund – Institutional Shares	0.10%
Virginia Bond Fund	0.15%
Virginia Money Market Fund	0.10%
World Growth Fund	0.15%

* The fee is computed daily and paid monthly, at an annual rate equal to 0.25%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for sub-administration services.

     (a) The Trust shall pay AMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.